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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) September 16, 1998



                             UNITED NATIONAL BANCORP
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             (Exact name of registrant as specified in its charter)

                                   New Jersey
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                 (State or other jurisdiction of incorporation)


                   000-16931                   22-2894827
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           (Commission File Number) (IRS Employer Identification No.)


             1130 Route 22 East, Bridgewater, New Jersey 08807-0010
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                    (Address of principal executive offices)


                                 (908) 429-2200
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              (Registrant's telephone number, including area code)


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Item 5.  Other Events.
On September 16, 1998, the Board of Directors of United National Bancorp ("United") approved a 33% increase in the Company's quarterly dividend to $0.20 per share, up from the previous rate of $0.15 per share. At the same time, the Board declared a 10% stock dividend. Any fractional shares will be paid in cash at the closing bid price of the record date. Both dividends are payable November 2, 1998 to stockholders of record on October 15, 1998.


A copy of the text of United's press release reporting its cash and stock dividends is being filed as an exhibit to this Current Report.




Item 7.  Financial Statements and Exhibits. Exhibits

         99(a)    Press Release dated September 16, 1998




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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                      UNITED NATIONAL BANCORP

Dated: September 22, 1998                      By:    /s/ Thomas C. Gregor
                                                   ----------------------------
                                                          Thomas C. Gregor
                                                       Chairman, President and
                                                       Chief Executive Officer




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                                INDEX TO EXHIBITS


Exhibit No.                         Description
---------------                  ---------------
   99(a)                  Press Release dated September 16, 1998